Exhibit 99.1

VSee Health Now Providing Outpatient Telehealth Services to the Federal Bureau of Prisons

Company contract with Seven Corners Correctional Health, the operator of 24 federal prisons, allows it to offer inmates accessible, quality specialty care

SAN JOSE, Calif., July 09, 2024 - VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams and enhance patient care, announces that its wholly-owned subsidiary iDoc Telehealth Solutions, Inc. (iDoc) has begun providing outpatient specialty medical services for the United States Federal Bureau of Prisons (BOP). iDoc has developed a comprehensive platform supported by a network of specialists that will allow the BOP to offer inmates accessible, quality care. Rollout of the program will begin with four prisons, including Federal Correctional Institute (FCI) Williamsburg in South Carolina, FCI Loretto in Pennsylvania, FDC SeaTac in Washington and FCI Bastrop in Texas.

"We are delighted to partner with the Federal Bureau of Prisons to provide essential specialty care services to their inmate population," said Imo Aisiku, M.D., co-CEO and Chairman of VSee Health. "Our mission is to make quality healthcare accessible to everyone, regardless of their location. This relationship is a significant step forward in achieving that goal, and we look forward to contributing to the overall well-being of inmates by providing them with the medical care they need."

VSee Health’s approach to telehealth has been recognized for its effectiveness in various healthcare settings. Current specialties offered include cardiology, nephrology, gastroenterology, psychiatry, podiatry/wound care, pulmonology, endocrinology, rheumatology, general surgery, orthopedic surgery, dermatology, internal medicine, urology and more.

"The Federal Bureau of Prisons is committed to providing high-quality healthcare to those in our custody," said Melisa Franklin, Vice President of the Healthcare Division at Seven Corners. "By partnering with VSee Health, we are able to expand our specialty care services and ensure that inmates receive timely and appropriate medical attention. This initiative will not only improve healthcare delivery, but also will help optimize resource utilization and reduce healthcare costs for the federal prison system. This collaboration represents a significant enhancement to our healthcare capabilities and underscores our dedication to inmate health and well-being."

"This relationship with the Federal Bureau of Prisons is testament to VSee Health’s commitment to advancing telemedicine and improving patient outcomes through cutting-edge technology and compassionate care. Correctional healthcare systems are complex and require an abundance of time and resources to be managed efficiently. The rise in popularity of telemedicine – in particular since the COVID-19 pandemic – has presented viable and comprehensive solutions to the complications that often arise in correctional settings. As such, VSee Health is pleased to be offering its extensive telemedicine platform to the BOP, and is looking forward to expanding efforts with the federal agency," added Milton Chen, Ph.D., co-CEO of VSee Health.

About VSee Health

VSee Health is a software-as-a-service (SaaS) platform that enables clinicians and enterprises to create their telehealth workflows without programming. VSee Health’s system allows a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

With a focus on patient disease state telemedicine and turnkey billing services, VSee Health has integrated an intensive care, critical care and neuro solution, powered by iDoc Telehealth Solutions, as its initial module for the VSee Health software platform. This technology encompasses a set of integrated telehealth technologies and a team of neurointensivists, neurologists, tele-radiologists that treat and coordinate care for acutely ill patients 24/7/365 in the neurointensive care unit (Neuro-ICU), cardiac surgery intensive care unit (CS-ICU) and the intensive care unit (ICU) for stroke, brain trauma and a wide range of neurological conditions. For more information, please visit www.vseehealth.com.

Forward-Looking Statements

Matters discussed in this news release that are not statements of historical or current facts, including but not limited to those relating to VSee Health’s ability to improve healthcare access and provider efficiencies, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee Health and its technology and billing services is included from time to time in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of VSee Health’s periodic and current filings with the SEC, which are also made available on VSee Health’s website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee Health undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise.

Contacts

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com